Exhibit 99

News Release	The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, Vice President
Investor Relations (818) 223-7548

RYLAND REPORTS RESULTS FOR THE SECOND QUARTER OF 2010

CALABASAS, Calif. (July 28, 2010) — The Ryland Group, Inc. (NYSE: RYL), today announced results for its second quarter ended June 30, 2010.  Items of note included:

•                  Net loss was $0.49 per diluted share for the quarter ended June 30, 2010, compared to a net loss of $1.70 per diluted share for the same period in 2009.  The Company had pretax charges that totaled $8.6 million related to inventory and other valuation adjustments and write-offs, as well as a net pretax charge of $19.1 million related to debt repurchases;

•                  Excluding charges for inventory and other valuation adjustments and write-offs and the debt repurchases, the Company had net earnings of $6.3 million, or $0.14 per diluted share, for the quarter ended June 30, 2010;

•                  Housing gross profit margins averaged 15.9 percent, excluding inventory and other valuation adjustments, for the quarter ended June 30, 2010, compared to 13.9 percent for the quarter ended March 31, 2010, and 7.8 percent for the quarter ended June 30, 2009.  Including inventory and other valuation adjustments, housing gross profit margins averaged 14.4 percent for the second quarter of 2010, compared to negative 10.0 percent for the same period in 2009;

•                  Selling, general and administrative expense totaled 10.4 percent of homebuilding revenues for the second quarter of 2010, compared to 14.4 percent of homebuilding revenues for the same period in 2009;

•                  Cash flows from operations totaled $50.7 million for the quarter ended June 30, 2010;

•                  Cash, cash equivalents and marketable securities totaled $877.7 million at June 30, 2010;

•                  New orders decreased 44.2 percent to 958 units in the second quarter of 2010 from 1,716 units in the second quarter of 2009 due to 17.0 percent fewer active communities and a monthly sales absorption rate of 1.8 homes per community, versus 2.5 homes per community for the same period in the prior year;

•                  Consolidated revenues totaled $373.3 million for the quarter ended June 30, 2010, representing an increase of 37.2 percent from the quarter ended June 30, 2009; and

•                  The Company’s cash, cash equivalents and marketable securities exceeded its debt at June 30, 2010.

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RYLAND SECOND-QUARTER RESULTS

RESULTS FOR THE SECOND QUARTER OF 2010

For the second quarter ended June 30, 2010, the Company reported a consolidated net loss of $21.8 million, or $0.49 per diluted share, compared to a consolidated net loss of $73.7 million, or $1.70 per diluted share, for the same period in 2009.  For the second quarter ended June 30, 2010, the Company had pretax charges for inventory and other valuation adjustments and write-offs that totaled $8.6 million, compared to pretax charges that totaled $47.3 million for the same period in 2009.  Additionally, the Company had a net pretax charge that totaled $19.1 million related to debt repurchases during the second quarter ended June 30, 2010.

The homebuilding segments reported pretax earnings of $4.2 million during the second quarter of 2010, compared to a pretax loss of $67.4 million for the same period in 2009.  This increase was primarily due to lower inventory and other valuation adjustments and write-offs; higher closing volume and gross profit margins; and a reduced selling, general and administrative expense ratio, partially offset by higher interest expense.

Homebuilding revenues rose 38.5 percent to $362.3 million for the second quarter of 2010, compared to $261.6 million for the same period in 2009.  This increase was primarily attributable to a 37.9 percent rise in closings that totaled 1,505 units for the second quarter ended June 30, 2010, compared to 1,091 units for the same period in the prior year.  For the quarter ended June 30, 2010, the average closing price of a home declined by 0.8 percent to $238,000 from $240,000 for the same period in 2009.  Homebuilding revenues for the second quarter of 2010 included $3.9 million from land sales, which resulted in net pretax earnings of $124,000, compared to homebuilding revenues for the second quarter of 2009 that included $95,000 from land sales, which resulted in net pretax earnings of $22,000.

New orders of 958 units for the quarter ended June 30, 2010, represented a decrease of 44.2 percent, compared to new orders of 1,716 units for the same period in 2009.  The Company had a monthly sales absorption rate of 1.8 homes per community in the second quarter ended June 30, 2010, versus 2.5 homes per community for the same period in 2009.  For the second quarter of 2010, new order dollars declined 43.0 percent to $230.8 million from $404.5 million for the second quarter of 2009.  Backlog at the end of the second quarter of 2010 declined 44.9 percent to 1,368 units from 2,482 units at June 30, 2009.  At June 30, 2010, the dollar value of the Company’s backlog was $342.7 million, reflecting a decrease of 43.6 percent from June 30, 2009.

Housing gross profit margins averaged 15.9 percent, excluding inventory and other valuation adjustments, for the quarter ended June 30, 2010, compared to 13.9 percent for the quarter ended March 31, 2010, and 7.8 percent for the quarter ended June 30, 2009.  Including inventory and other valuation adjustments, housing gross profit margins averaged 14.4 percent for the second quarter of 2010, compared to negative 10.0 percent for the same period in 2009.  The increase in average housing gross profit margins for the second quarter ended June 30, 2010, compared to the second quarter ended June 30, 2009, was primarily due to lower inventory and other valuation adjustments and reduced sales discounts and allowances that related to homes closed during the quarter.  Sales incentives and price concessions averaged 11.0 percent for the second quarter ended June 30,

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RYLAND SECOND-QUARTER RESULTS

2010, compared to 18.0 percent for the same period in 2009.  Selling, general and administrative expense totaled 10.4 percent of homebuilding revenues for the second quarter of 2010, compared to 14.4 percent of homebuilding revenues for the same period in 2009.  This decrease in the selling, general and administrative expense ratio was primarily attributable to increased revenues, cost-saving initiatives, and lower marketing and advertising expenditures per unit.  The homebuilding segments recorded $6.8 million of interest expense during the second quarter of 2010, compared to $2.8 million of interest expense in the second quarter of 2009.  This increase in interest expense was primarily due to additional senior debt and lower inventory-under-development resulting in a higher ratio of debt to inventory-under-development.

Corporate expense was $8.0 million for the second quarter of 2010, compared to $8.5 million for the same period in 2009.  This decrease was primarily due to an expense of $2.0 million that related to the retirement of the Company’s former CEO in the second quarter of 2009, as well as to lower executive compensation costs, partially offset by a $703,000 loss in the market value of retirement plan investments for the second quarter of 2010, compared to a $2.3 million investment gain for the same period in 2009.

During the second quarter of 2010, the Company provided $50.7 million of cash from operations.  It used $3.5 million of cash for investing activities and provided $6.9 million of cash from financing activities.

For the second quarter ended June 30, 2010, the financial services segment reported a pretax loss of $634,000, compared to pretax earnings of $1.1 million for the same period in 2009.  This decrease was primarily attributable to higher loan indemnification expense and a reduction in the number of customer loans-in-process with locked interest rates at the end of the period, partially offset by a 30.1 percent increase in mortgage originations.

RESULTS FOR THE FIRST SIX MONTHS OF 2010

For the six months ended June 30, 2010, the Company reported a consolidated net loss of $36.1 million, or $0.82 per diluted share, compared to a consolidated net loss of $149.0 million, or $3.46 per diluted share, for the same period in 2009.  For the six months ended June 30, 2010, the Company had pretax charges for inventory and other valuation adjustments and write-offs that totaled $13.3 million, compared to pretax charges that totaled $96.8 million for the same period in 2009.  Additionally, the Company had pretax charges that totaled $19.3 million related to debt repurchases during the six months ended June 30, 2010.

The homebuilding segments reported a pretax loss of $5.2 million during the first six months of 2010, compared to a pretax loss of $141.8 million for the same period in 2009.  This reduction in loss was primarily due to lower inventory and valuation adjustments and write-offs; higher closing volume and gross profit margins; and a reduced selling, general and administrative expense ratio, partially offset by higher interest expense.

Homebuilding revenues rose 16.1 percent to $604.2 million for the first six months of 2010, compared to $520.6 million for the same period in 2009.  This increase was primarily attributable to a 16.3 percent rise in closings, partially offset by a lower average sales price.  Closings totaled 2,489 units for the six months ended

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RYLAND SECOND-QUARTER RESULTS

June 30, 2010, compared to 2,140 units for the same period in the prior year.  For the six months ended June 30, 2010, the average closing price of a home declined by 0.8 percent to $241,000 from $243,000 for the same period in 2009.  Homebuilding revenues for the first six months of 2010 included $4.9 million from land sales, which resulted in net pretax earnings of $747,000, compared to homebuilding revenues for the first six months of 2009 that included $413,000 from land sales, which resulted in a net pretax loss of $205,000.

Housing gross profit margins averaged 15.1 percent, excluding inventory and other valuation adjustments, for the six months ended June 30, 2010, compared to 6.9 percent for the six months ended June 30, 2009.  Including inventory and other valuation adjustments, housing gross profit margins averaged 13.5 percent for the first six months of 2010, compared to negative 11.5 percent for the same period in 2009.  The increase in average housing gross profit margins for the six months ended June 30, 2010, compared to the six months ended June 30, 2009, was primarily due to lower inventory and other valuation adjustments and reduced sales discounts and allowances that related to homes closed during the period.  Sales incentives and price concessions averaged 11.2 percent for the six months ended June 30, 2010, compared to 18.0 percent for the same period in the prior year.  Selling, general and administrative expense totaled 11.6 percent of homebuilding revenues for the first six months of 2010, compared to 15.0 percent of homebuilding revenues for the first six months of 2009.  This decrease in the selling, general and administrative expense ratio was primarily attributable to increased revenues, cost-saving initiatives, and lower marketing and advertising expenditures per unit.  Selling, general and administrative expense dollars for the six months ended June 30, 2010, decreased $8.0 million from the same period in the prior year.  The homebuilding segments recorded $13.6 million of interest expense during the first six months of 2010, compared to $2.8 million of interest expense during the first six months of 2009. This increase in interest expense was primarily due to additional senior debt and lower inventory-under-development resulting in a higher ratio of debt to inventory-under-development.

Corporate expense was $14.3 million for the first six months of 2010, compared to $17.6 million for the same period in 2009.  This decrease was primarily due to an expense of $2.0 million that related to the retirement of the Company’s former CEO in the second quarter of 2009, as well as to lower executive compensation costs, partially offset by a $537,000 loss in the market value of retirement plan investments for the first six months of 2010, compared to a $178,000 investment gain for the same period in 2009.

For the six months ended June 30, 2010, the financial services segment reported a pretax loss of $162,000, compared to a pretax loss of $467,000 for the same period in 2009.  This reduction in loss was primarily attributable to a rise in mortgage originations and title income, offset by higher loan indemnification expense and a reduction in the number of customer loans-in-process with locked interest rates at the end of the period.

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RYLAND SECOND-QUARTER RESULTS

OVERALL EFFECTIVE TAX RATE

For the quarters ended June 30, 2010 and 2009, the Company’s effective tax benefit rate was 0.0 percent due to noncash charges of $8.2 million and $28.3 million, respectively, for the Company’s deferred tax valuation allowance, which fully offset the tax benefit related to the pretax losses for the periods.

DEBT OFFERING AND REDEMPTION

During the second quarter of 2010, the Company redeemed and repurchased, pursuant to a tender offer and open market repurchases, $274.6 million of its senior notes due 2012, 2013 and 2015 for $292.3 million in cash.  It recognized a net pretax charge of $19.1 million resulting from the debt repurchases. In addition, the Company issued $300.0 million of 6.6 percent senior notes due May 2020.  The purpose of these transactions was to lengthen the maturities of its senior notes.  The Company used the proceeds from the sale of the new notes to purchase existing notes pursuant to the tender offer and redemption, as well as to pay related fees and expenses.

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RYLAND SECOND-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 290,000 homes and financed more than 240,000 mortgages.  The Company currently operates in 15 states and 19 homebuilding divisions across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of government stimulus and tax programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  instability and uncertainty in the mortgage lending market, including revisions to underwriting standards for borrowers;

•                  the availability and cost of land and the future value of land held or under development;

•                  increased land development costs on projects under development;

•                  shortages of skilled labor or raw materials used in the production of houses;

•                  increased prices for labor, land and raw materials used in the production of houses;

•                  increased competition;

•                  failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations, or governmental policies (including those that affect zoning, density, building standards and the environment);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•                  changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•                  the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•                  other factors over which the Company has little or no control.

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Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(in thousands, except share data)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
REVENUES
Homebuilding	$362,337	$261,637	$604,217	$520,604
Financial services	10,936	10,523	19,824	16,794
TOTAL REVENUES	373,273	272,160	624,041	537,398

EXPENSES
Cost of sales	313,593	288,562	525,907	581,598
Selling, general and administrative	37,741	37,665	69,927	77,965
Financial services	11,570	9,413	19,986	17,261
Corporate	7,997	8,534	14,250	17,585
Interest	6,779	2,809	13,593	2,809
TOTAL EXPENSES	377,680	346,983	643,663	697,218

OTHER INCOME
Gain from marketable securities, net	1,715	236	2,870	236
(Loss) income related to early retirement of debt, net	(19,071)	925	(19,308)	10,573
TOTAL OTHER (LOSS) INCOME	(17,356)	1,161	(16,438)	10,809
Loss before taxes	(21,763)	(73,662)	(36,060)	(149,011)
Tax benefit	-	-	-	-
NET LOSS	$(21,763)	$(73,662)	$(36,060)	$(149,011)

NET LOSS PER COMMON SHARE
Basic	$(0.49)	$(1.70)	$(0.82)	$(3.46)
Diluted	(0.49)	(1.70)	(0.82)	(3.46)

AVERAGE COMMON SHARES
OUTSTANDING
Basic	44,038,558	43,353,638	43,976,576	43,104,776
Diluted	44,038,558	43,353,638	43,976,576	43,104,776

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$332,607	$285,199
Restricted cash	62,701	71,853
Marketable securities, available-for-sale	482,427	457,854
Total cash, cash equivalents and marketable securities	877,735	814,906
Housing inventories
Homes under construction	280,893	338,909
Land under development and improved lots	324,319	266,286
Inventory held-for-sale	33,993	62,140
Consolidated inventory not owned	90,650	-
Total housing inventories	729,855	667,335
Property, plant and equipment	19,844	21,858
Current taxes receivable, net	-	93,249
Other	106,248	88,105
TOTAL ASSETS	1,733,682	1,685,453

LIABILITIES
Accounts payable	68,952	78,533
Accrued and other liabilities	172,580	168,880
Debt	873,895	856,178
TOTAL LIABILITIES	1,115,427	1,103,591

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized—199,990,000 shares
Issued—44,077,262 shares at June 30, 2010
(43,845,455 shares at December 31, 2009)	44,077	43,845
Retained earnings	503,076	534,906
Accumulated other comprehensive income	2,644	3,111
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	549,797	581,862
NONCONTROLLING INTEREST	68,458	-
TOTAL EQUITY	618,255	581,862
TOTAL LIABILITIES AND EQUITY	$1,733,682	$1,685,453

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$(1,968)	$(14,045)	$(5,047)	$(49,724)
Southeast	437	(28,456)	(6,215)	(54,254)
Texas	5,183	(1,057)	5,064	(3,251)
West	572	(23,841)	988	(34,539)
Financial services	(634)	1,110	(162)	(467)
Corporate and unallocated	(25,353)	(7,373)	(30,688)	(6,776)
Total	$(21,763)	$(73,662)	$(36,060)	$(149,011)
NEW ORDERS
Units
North	336	480	641	975
Southeast	291	505	679	788
Texas	245	489	575	883
West	86	242	230	417
Total	958	1,716	2,125	3,063
Dollars (in millions)
North	$87	$126	$167	$252
Southeast	61	111	143	177
Texas	62	114	142	199
West	21	54	55	93
Total	$231	$405	$507	$721
CLOSINGS
Units
North	433	370	708	699
Southeast	471	259	753	537
Texas	410	324	676	639
West	191	138	352	265
Total	1,505	1,091	2,489	2,140
Average closing price (in thousands)
North	$261	$263	$267	$263
Southeast	219	233	224	246
Texas	242	223	240	223
West	226	231	224	232
Total	$238	$240	$241	$243
OUTSTANDING CONTRACTS			June 30,
Units			2010	2009
North			453	850
Southeast			407	650
Texas			410	713
West			98	269
Total			1,368	2,482
Dollars (in millions)
North			$123	$229
Southeast			88	151
Texas			108	168
West			24	60
Total			$343	$608
Average price (in thousands)
North			$272	$269
Southeast			217	232
Texas			262	236
West			243	223
Total			$250	$245

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands, except origination data)

	Three months ended June 30,		Six months ended June 30,
RESULTS OF OPERATIONS	2010	2009	2010	2009
REVENUES
Income from origination and sale of mortgage loans, net	$8,175	$8,518	$15,097	$12,916
Title, escrow and insurance	2,606	1,917	4,456	3,657
Interest and other	155	88	271	221
TOTAL REVENUES	10,936	10,523	19,824	16,794
EXPENSES	11,570	9,413	19,986	17,261
PRETAX EARNINGS (LOSS)	$(634)	$1,110	$(162)	$(467)

OPERATIONAL DATA

Retail operations:
Originations (units)	1,120	861	1,866	1,574
Ryland Homes originations as a
percentage of total originations	99.7%	99.9%	99.8%	99.9%
Ryland Homes origination capture rate	79.6%	83.7%	81.2%	80.0%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION (Unaudited)

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
Interest incurred	$15,131	$13,718	$29,301	$24,979
Interest capitalized during the period	8,351	10,855	15,705	22,042
Amortization of capitalized interest included in cost of sales	15,747	10,399	26,588	18,909
Depreciation and amortization	5,817	5,131	9,852	12,435

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION

(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009
HOUSING GROSS MARGINS
HOUSING REVENUES	$358,477	$261,542	$599,277	$520,191

HOUSING COST OF SALES
Cost of sales	301,318	241,183	508,596	484,361
Inventory valuation adjustments and write-offs	5,677	46,477	9,752	95,790
TOTAL HOUSING COST OF SALES	306,995	287,660	518,348	580,151

GROSS MARGINS	$51,482	$(26,118)	$80,929	$(59,960)
GROSS MARGIN PERCENTAGE	14.4%	(10.0)%	13.5%	(11.5)%

GROSS MARGINS, excluding inventory valuation adjustments and write-offs	$57,159	$20,359	$90,681	$35,830
GROSS MARGIN PERCENTAGE, excluding inventory valuation adjustments and write-offs	15.9%	7.8%	15.1%	6.9%

Gross margins on home sales excluding inventory valuation adjustments and write-offs is a non-GAAP financial measure, and is defined by the Company as revenue from home sales less costs of homes sold excluding the Company’s inventory valuation adjustments and write-offs recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments and write-offs relate, in part, to inventory that was not delivered during the period.  It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells.  The Company believes investors will also find gross margins on home sales excluding inventory valuation adjustments and write-offs to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments and write-offs. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales excluding inventory valuation adjustments and write-offs helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period.  In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.